Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF NET LOSS TO EBITDA

In Thousands

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of net loss to EBITDA:
Net loss	$(352)	$(1,053)
Income tax expense (benefit)	45	(368)
Loss before income taxes	(307)	(1,421)
Interest expense	348	460
Depreciation	2,152	2,295
EBITDA	$2,193	$1,334

We define EBITDA as earnings before interest, taxes, depreciation and amortization.  EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt.  EBITDA should not be construed as an alternative to net earnings (loss) (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.